                                                                 Exhibit 10.1.18

                         EXECUTIVE RETENTION AGREEMENT


          AGREEMENT made and effective this ___ day of December, 1998 by and between Terra Industries Inc., its subsidiaries and affiliates (the "Company") and Burton M. Joyce (the "Executive").

          The Company has determined that both the Executive's performance and the Company's ability to retain Executive as President and Chief Executive Officer will be significantly enhanced if Executive is provided with fair and reasonable protection from the risks of a termination of employment following a change in control of the Company. Accordingly, the Company and Executive agree as follows:

          1.   Defined Terms.
               -------------

          Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings set forth in Schedule A.

          2.   Effective Date; Term.
               --------------------

          This Agreement shall be effective on the date hereof and shall remain in effect until the Company terminates this Agreement by giving Executive at least one (1) year advance written notice of termination. Notwithstanding the foregoing, this Agreement shall, if in effect on the date of a Change of Control, remain in effect for at least three (3) years following such Change of Control, and such additional time as may be necessary to give effect to the terms of the Agreement.

          3.   Change of Control Benefits.
               --------------------------

          If Executive's employment with the Company is terminated at any time within the three (3) years following a Change of Control by the Company without Cause, or by Executive for Good Reason (the effective date of any such termination hereafter referred to as the "Termination Date"), Executive shall be entitled to the benefits provided hereunder. If Executive's employment by the Company is terminated prior to a Change of Control at the request of any party acquiring control of the Company, Executive's Termination Date shall be deemed to have occurred immediately following the Change of Control, and the Executive shall be entitled to the benefits provided herein.

          (a)  Continuation Payments.

               (i) Company shall continue to pay Executive for three (3) years following the Termination Date, the Executive's per annum base salary of six hundred seventy thousand dollars ($670,000) in effect on the date hereof ("Base Salary"). Company shall also pay to Executive an amount equal to three hundred percent (300%) of the four hundred thousand dollar ($400,000) average annual bonus earned by the Executive during 1995, 1996 and 1997 ("Average Bonus") ratably over a three (3) year period following the Termination Date. The amount and period of Base Salary and Average Bonus continuation payments provided for herein shall be reduced by a fraction, the numerator of which is the number of whole months during which the Executive is employed with the Company following a Change of Control and the denominator of which is 36.

               (ii) As an alternative to the payments described in subparagraph
     (i) above, the Executive may elect within ten (10) days after the Termination Date to receive an amount equal to the Base Salary and Average Bonus continuation payments provided for in subparagraph (i) in a lump sum payment payable within seven (7) days of election.

               (iii) Any periodic payments to be made pursuant to sub-paragraph
     (i) above shall be made in accordance with the Company's normal payroll procedures.

     If the Executive's termination occurs on or after September 1 of any year, the Company shall also pay to the Executive the Executive's target bonus then in effect multiplied by a fraction, the numerator of which shall be the number of days Executive was employed by the Company in the fiscal year in which the Termination Date occurs and the denominator of which shall be 365, payable within thirty (30) days after termination.

          (b) Continued Benefits. Until the third anniversary of the Termination Date, Company shall, at its expense (subject to Executive's payment of the normal premium, if any, then in effect for employees generally) provide Executive with medical and dental benefits at the highest level provided to Executive during the period beginning immediately prior to the Change of Control and ending on the Termination Date. In addition, the Executive will qualify for the Terra Industries Health, Life Benefit Plan upon termination of employment. Nothing contained herein shall adversely affect the Executive's rights under the Consolidated Omnibus Budget Reconciliation Act of 1985.

          (c) Payment of Accrued But Unpaid Amounts. Within seven (7) business days after the Termination Date, Company shall pay Executive any unpaid portion of compensation previously earned by Executive.

          (d) Pension Benefits. On the Termination Date, the Executive shall become vested in the benefits provided under the Terra Industries Inc. Excess Benefit Plan (the "SERP"). For purposes of computing the Executive's accrued benefits under the SERP, the Company shall credit the Executive with eight (8) additional years of credited service (as defined in the Employee's Retirement Plan of Terra Industries Inc. (the "Qualified Plan")) under the SERP and eight
(8) years of age over the actual years of credited service and age of the Executive on the Termination Date; provided, such eight (8) year period shall be reduced by the number of whole months during which the Executive is employed with the Company following a Change of Control. In addition, the

Executive's accrued benefit under the SERP shall be computed as if the Executive retired at age sixty-five (65) without any reduction for early retirement. However, the Executive shall not qualify for receipt of the accrued SERP benefits to the extent enhanced pursuant to this paragraph (d) until he reaches age 60. The Executive shall also qualify for retirement benefits under the Qualified Plan. Based on the foregoing provisions of this paragraph (d) and the current actuarial assumptions in effect under the Qualified Plan and the SERP and on the assumption that Executive will receive compensation as defined in the plans in each calendar year after 1998 in the same amount as received in 1998 (which assumption could change based upon any future increase in compensation or change in actuarial assumptions), Executive would receive under those two plans and this paragraph (d), an estimated aggregate monthly lifetime benefit based on a single life annuity of $31,450. Nothing contained herein shall prevent the Executive from electing a joint and survivor annuity benefit (or making any other permissible election) upon retirement.

          (e) Effect on Existing Plans. All Change of Control provisions applicable to Executive and contained in any plan, program, agreement or arrangement maintained on or after the date hereof by the Company (including, but not limited to, any stock option, restricted stock or pension plan) shall remain in effect for such period after the date of a Change of Control as is necessary to carry out such provisions and provide the benefits payable thereunder, and may not be altered in a manner which adversely affects Executive without Executive's prior written approval.

          (f) Outplacement Counseling. Until the earlier of the third anniversary of the Termination Date or the date on which Executive becomes employed on a full time basis by a new employer, the Company shall make available to Executive at the Company's expense professional outplacement services provided by qualified consultants employed by the firm of Challenger, Gray & Associates or a comparable firm selected by the Company.

          (g) Office Space; Secretarial Support. The Company shall provide the Executive with office space within 25 miles of his primary residence and secretarial support for a one (1) year period following the Termination Date. The Executive may elect within (10) days after the Termination Date to forego the provision of office space and secretarial support and receive in lieu thereof a lump sum payment in the amount of seventy-five thousand dollars ($75,000) within seven (7) days of election.

          (h) Benefits In Lieu of Severance. Except as may be otherwise specifically provided in an amendment adopted in accordance with paragraph 14, payments under this paragraph 3 shall be in lieu of any severance that may be otherwise payable to or on behalf of the Employee pursuant to the terms of any severance pay arrangement of the Company.

          4.   Mitigation.
               ----------

          Executive shall not be required to seek other employment after termination and any compensation earned from other employment shall not reduce the amounts otherwise payable under this Agreement.

          5.   Taxes.
               -----

          In the event that the aggregate of all payments or benefits made or provided to the Executive under this Agreement and under all other programs and arrangements of the Company (the "Aggregate Payment") is determined to constitute an "excess parachute payment," as such term is defined in Section 280G(b) of the Internal Revenue Code, the Company shall pay to the Executive prior to the time any excise tax imposed by Section 4999 of the Internal Revenue Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes an excess parachute payment and, if so, the amount to be provided to the Executive and the time of payment pursuant to this Section 5 shall be made by Deloitte & Touche or such other nationally recognized public accounting firm selected by the Company (the "Auditor"). Notwithstanding the foregoing, in the event that the amount of the Executive's Excise Tax liability is subsequently determined to be greater than the Excise Tax liability with respect to which any initial payment to the Executive under this Section 5 has been made, the company shall pay to the Executive an additional amount (grossed up for all taxes), with respect to such additional Excise Tax (and any interest and penalties thereon) at the time and in the amount reasonably determined by the Auditor. Similarly, if the amount of the Executive's Excise Tax liability is subsequently determined to be less than the Excise Tax liability with respect to which any prior payment to the Executive has been made under this paragraph 5, the Executive shall refund to the Company the excess amount received, promptly after the Executive has received any corresponding refund. The Executive and the Company shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of liability for Excise Tax, and all expenses incurred by the Executive in connection therewith shall be paid by the Company promptly upon notice of demand from the Executive.

          6.   Termination for Cause.
               ---------------------

          Nothing in this Agreement shall be construed to prevent the Company from terminating Executive's employment for Cause. If Executive is terminated for Cause, Company shall have no obligation to make any payments under this Agreement, except for payments that may otherwise be payable under then existing employee benefit plans, programs and arrangements of the Company.

          7.   Indemnification; Director's and Officer's Liability Insurance.
               -------------------------------------------------------------

          Executive shall, after the Termination Date, retain all rights to indemnification under applicable law or under the Company's Articles of Incorporation or By-Laws, as they may be amended or restated from time to time. In addition, the Company shall maintain Director's and Officer's liability insurance on behalf of Executive, at the level in effect immediately prior to the Termination Date, for the three (3) year period following the Termination Date, and throughout the period of any applicable statute of limitations.

          8.   Executive Covenants.
               -------------------

          (a) Confidential Information. During the twelve (12) month period following the Termination Date, Executive shall not disclose to any person, or use to the significant disadvantage of the Company, any non-public information relating to business plans, marketing plans, customers or employees of the Company other than information the disclosure of which cannot reasonably be expected to adversely affect the business of the Company ("Confidential Information"), provided that nothing contained in this Section 8 shall prevent Executive from being employed by a competitor of the Company or utilizing Executive's general skills, experience, and knowledge, including those developed while employed by the Company.

          (b) Nondisclosure. Executive shall not disclose the existence of this agreement or its terms to anyone except (i) those outside advisors of Executive which have a need to know such information for tax or other planning purposes or
(ii) as is necessary for the enforcement of this Agreement or (iii) as required by law.

          (c) Release. In consideration for the protection and benefits provided for under this Agreement, Executive hereby agrees to execute a release substantially in the form of Schedule B.

          9.   Disputes.
               --------

          Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Sioux City, Iowa in accordance with the Rules of the American Arbitration Association then in effect. At the election of the Executive the arbitrators shall be a panel consisting of Gregg Williams, William R. Loomis, Jr., and John R. Norton III, or such person or persons selected by the American Arbitration Association in accordance with its rules. Judgment may be entered on an arbitrator's award relating to this Agreement in any court having jurisdiction. In the event of the resignation of a named panel member, the remaining members shall select a replacement. If a replacement is not named within ten (10) days of such resignation, the remaining member or members shall act as the panel.

          10.  Costs of Proceedings.
               --------------------

          The Company shall pay all costs and expenses, including attorneys' fees and disbursements, at least monthly, of Executive in connection with any legal proceeding (including arbitration), whether or not instituted by the Company or Executive, relating to the interpretation or enforcement of any provision of this Agreement, except that if Executive instituted the proceeding and the judge, arbitrator or other individual presiding over the proceeding affirmatively finds that Executive instituted the proceeding in bad faith, Executive shall pay all costs and expenses, including attorney's fees and disbursements, of Executive.

          11.  Assignment.
               ----------

          Except as otherwise provided herein, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and Executive and their respective heirs, legal representatives, successors and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The provisions of this paragraph 11 shall continue to apply to each successive employer of Executive hereunder in the event of any merger, consolidation or transfer of assets of a successor employer.

          12.  Withholding.
               -----------

          Notwithstanding the provisions of paragraphs 4 and 5 hereof, Company may, to the extent required by law, withhold applicable federal, state and local income and other taxes from any payments due to Executive hereunder.

          13.  Interest.
               --------

          In the event of any delay in the payment of any amount required to be paid pursuant to this Agreement for any reason whatsoever, the Company shall pay to the Executive at the time of such delayed payment interest thereon from the date payment was required to be made pursuant to this Agreement to the date of actual payment. The rate of interest shall be equal to the greater of 9% or the ten-year United States Treasury Bill rate in effect from time to time during the period in which the payment was delayed and shall be compounded quarterly.

          14.  Applicable Law.
               --------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applicable to contracts made and to be performed therein.

          15.  Entire Agreement.
               ----------------

          This Agreement constitutes the entire agreement between the parties and, except as expressly provided herein, supersedes all other prior agreements concerning the effect of a Change of Control on the relationship between the Company and Executive. This Agreement may be changed only by a written agreement executed by the Company and Executive.

                       *               *               *

     The parties have executed this Agreement on the ___ day of December, 1998.


EXECUTIVE:                          TERRA INDUSTRIES INC:


_________________________           By:___________________________
Burton M. Joyce                        William R. Loomis, Jr.

                                    Its: Chairman of the Board of Directors

                                   Schedule A

                              CERTAIN DEFINITIONS


          As used in this Agreement, and unless the context requires a different meaning, the following terms, when capitalized, have the meaning indicated:

          "Cause" shall mean:

          (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Company or any successor to the Company (the "Board") which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

          (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

          For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. The termination of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above and specifying the particulars thereof in detail.

          "Change of Control" shall mean any one of the following:

          (i) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereafter the "Exchange Act") or group of persons acting in concert (other than Minorco, a company incorporated under the laws of Luxembourg as a societe anonyme, and its affiliates or a group consisting solely of such persons) acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission promulgated under the Exchange Act) of the outstanding securities of the Company in an amount having, or convertible into securities having 25% or more of the ordinary voting power for the election of directors of the Company;

          (ii) during a period of not more than 24 months, a majority of the Board of Directors of the Company ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors;

          (iii) shareholder approval of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (iv) shareholder approval of either (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, or a transaction having a similar effect.

          "Change of Control" shall not in any event mean any transaction which results from the sale of part or all of the interests of Minorco and its affiliates to the Company or a transaction in which the officers of the Company acquire voting securities of the Company which represent more than 5% of the combined voting power of the voting securities of the Company (such percentage to be determined on a fully diluted basis, assuming the exercise of any stock options granted such management in connection with the transaction).

          "Good Reason" shall mean any of the following actions, without Executive's express prior written approval, other than due to Executive's permanent disability;

          (1) any diminution in Executive's titles, duties, responsibilities or status from the positions, duties, responsibilities or status existing immediately prior to a Change of Control.

          (2) the removal of Executive from, or any failure to re-elect Executive to, any of the offices Executive held immediately prior to a Change of Control;

          (3) the failure of the Company to pay Executive any compensation when due;

          (4) any reduction of Executive's base salary or target bonus;

          (5) any material reduction in Executive's retirement, insurance or fringe benefits; or

          (6) the change of Executive's principal place of employment to a location more than 25 miles from Executive's principal place of employment immediately prior to the Change of Control.

          For these purposes, permanent disability shall mean Executive's inability, by reason of any physical or mental impairment, to substantially perform regular duties which inability is reasonably contemplated to continue for at least one (1) year from its incurrence.

                                  Schedule B
                                    SAMPLE

                                GENERAL RELEASE
                                ---------------


          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, with the intention of binding himself/herself, his/her heirs, executors, administrators and assigns, does hereby release and forever discharge Terra Industries Inc., a Maryland corporation ("Company"), and its present and former officers, directors, executives, agents, employees, affiliated companies, subsidiaries, successors, predecessors and assigns (collectively the "Released Parties"), from any and all claims, actions, causes of action, demands, rights, damages, debts, accounts, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown, which the undersigned now has, owns or holds, or has at any time heretofore had, owned or held against any Released Party, arising out of or in any way connected with the undersigned's employment relationship with the Company, its subsidiaries, predecessors or affiliated entities, or the termination thereof, including without limitation, any claim for severance or vacation benefits, unpaid wages, salary or bonus, breach of contract, wrongful discharge, impairment of economic opportunity, intentional infliction of emotional harm or other tort or employment discrimination under any applicable federal, state or local statute, provision, order or regulation including but not limited to, any claim under Title VII of the Civil Rights Act ("Title VII"), the federal Age Discrimination in Employment Act ("ADEA") and any similar or analogous state statute, excepting only (i) those obligations of the Company under that certain Executive Retention Agreement between the Company and the undersigned effective ________, 1998 (the "Agreement"), pursuant to which this General Release is being executed and delivered, and (ii) any rights to indemnification the undersigned may have under applicable corporate law, the by-laws or certificate of incorporation of any Released Party or as an insured under any D & O or liability insurance policy now or previously in force.

          The undersigned understands that by releasing employment discrimination claims against the Released Parties, the undersigned also forever releases and discharges any rights he may have to file or recover in a lawsuit he may bring himself/herself on the same claims and also any right that he may have to any relief that he might otherwise be entitled to as a result of any proceedings instituted by the Equal Employment Opportunity Commission or any other comparable enforcement authority or by the representative(s) of any class to which it is alleged the undersigned may belong.

          The undersigned acknowledges and agrees that neither the Agreement nor this General Release is to be construed in any way as an admission of any liability whatsoever by any Released Party under Title VII, ADEA, or any other federal or state statute or the principles of common law, any such liability having been expressly denied.

          The undersigned further declares and represents that he has carefully read and fully understands the terms of this General Release and the Agreement, that he has been advised and had the opportunity to seek the advice and assistance of counsel with regard to this General Release and the Agreement, that he may take up to and including forty-five (45) days from receipt of this General Release, to consider whether to sign this General Release, that he may revoke this General Release within seven (7) calendar days after signing it by delivering to Company, at its Sioux City, Iowa offices, written notification of revocation, and that he knowingly and voluntarily, of his/her own free will, without any duress, being fully informed and after due deliberate action, accepts the terms of and signs the same as his/her own free act.


Dated:                              Signature:


_________________________           ___________________
                                    Burton M. Joyce

                                      B-2